Exhibit 99.2

Jasper Therapeutics Appoints Industry Veteran Vishal Kapoor

to its Board of Directors

REDWOOD CITY, Calif., February 17, 2023 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a biotechnology company focused on developing novel antibody therapies targeting c-Kit (CD117) to address diseases such as chronic spontaneous urticaria and lower to intermediate risk myelodysplastic syndromes (MDS) as well as novel stem cell transplant conditioning regimes, today announced the appointment of healthcare industry veteran Vishal Kapoor, Partner of Avego Management, to Jasper’s Board of Directors.

Mr. Kapoor has been a Partner of Avego Management, LLC, an affiliate of Velan Capital, since January 2021, leading their life sciences venture investing strategy. He was also President of Amplitude Healthcare Acquisition Corporation, a life sciences focused special purpose acquisition company, until its merger with Jasper Therapeutics in September 2021. Prior to that, Mr. Kapoor was Chief Business Officer of Iveric bio (formerly known as Ophthotech). At Iveric, he was responsible for acquiring an industry-leading portfolio of gene therapy and therapeutic assets in ophthalmology. Prior to Iveric, Mr. Kapoor was Director of Corporate Development at NPS Pharmaceuticals, Inc., which Shire acquired in 2015 for $5.2 billion. Before NPS, Mr. Kapoor spent nine years at Genentech in various positions, including leading strategy for ophthalmology and central nervous system pipeline assets, Lucentis marketing, commercial assessments for business development, and medical affairs. In addition, Mr. Kapoor has previously worked at Pfizer. Mr. Kapoor holds an MBA in Finance and Management from Columbia Business School and a BA in Biology from Columbia University.

“With the completion of our successful public offering last month, we are well-positioned to begin carrying out our priority development programs for briquilimab as a c-Kit targeting therapeutic in chronic diseases and as a novel conditioning agent for stem cell transplant,” said Ron Martell, President and Chief Executive Officer of Jasper. “With substantial resources in place and a clear plan for achieving near-term clinical milestones, it is an excellent time to welcome someone of Vishal’s caliber to our Board. His track record of successful industry experience speaks for itself, and we look forward to benefiting from his strategic counsel.”

About Jasper

Jasper is a clinical-stage biotechnology company developing briquilimab, a monoclonal antibody targeting c-Kit (CD117) as a therapeutic for chronic mast and stem cell diseases such as chronic urticaria and lower to intermediate risk myelodysplastic syndromes (MDS) and as a conditioning agent for stem cell transplants for rare diseases such as sickle cell disease (SCD), Fanconi anemia (FA) and severe combined immunodeficiency (SCID). To date, briquilimab has a demonstrated efficacy and safety profile in over 130 dosed subjects and healthy volunteers, with clinical outcomes as a conditioning agent in SCID, acute myeloid leukemia (AML), MDS, FA, and SCD. In addition, briquilimab is being advanced as a transformational non-genotoxic conditioning agent for gene therapy. For more information, please visit us at www.jaspertherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Jasper’s priority development programs, Jasper’s resources, its plan for achieving near-term clinical milestones and Mr. Kapoor’s expected strategic counsel to Jasper. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 pandemic; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

John Mullaly (investors)

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Jeet Mahal (investors)

Jasper Therapeutics

650-549-1403

jmahal@jaspertherapeutics.com

Lauren Barbiero (media)

Real Chemistry

646-564-2156

lbarbiero@realchemistry.com